As filed with the Securities and Exchange Commission on March 14, 2008
Registration No. 333-38735

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-2018846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 VOLVO PARKWAY
CHESAPEAKE, VIRGINIA 23320
(Address of registrant’s principal executive offices)

DOLLAR TREE, INC.
STOCK INCENTIVE PLAN
(Full title of the plan)

with a copy to:

BOB SASSER DOLLAR TREE, INC. 500 VOLVO PARKWAY CHESAPEAKE, VA 23320 (757) 321-5000 (Name, address and telephone number of agent for service)	WILLIAM A. OLD, JR. JOHN S. MITCHELL, JR. WILLIAMS MULLEN 999 WATERSIDE DRIVE, SUITE 1700 NORFOLK, VIRGINIA 23510 (757) 622-3366

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-8 pertains to the registration statement (File No.  333-38735) relating to the Dollar Tree, Inc. Stock Incentive Plan (the “Registration Statement”) of Dollar Tree, Inc., a Virginia corporation (“Registrant”).  The sole purpose of this Post Effective Amendment No. 2 is to file the consent of KPMG LLP, which supercedes an inapplicable consent of KPMG LLP that was inadvertently filed as Exhibit 23.1 to the Post-Effective Amendment No.1 to the Registration Statement on March 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on this 14th day of March 2008.

DOLLAR TREE, INC.

By:	/s/ Kathleen Mallas
Kathleen Mallas
Controller, Vice President and
Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

*		March 14, 2008
Macon F. Brock, Jr.	Chairman of the Board

*	President, Chief Executive	March 14, 2008
Bob Sasser	Officer and Director

/s/ Kathleen Mallas	Controller, Vice President and	March 14, 2008
Kathleen Mallas	Assistant Secretary

*	Director	March 14, 2008
Arnold S. Barron

*	Director	March 14, 2008
Mary Anne Citrino

*	Director	March 14, 2008
H. Ray Compton

*	Director	March 14, 2008
Richard G. Lesser

*	Director	March 14, 2008
Lemuel E. Lewis

*	Director	March 14, 2008
J. Douglas Perry

*	Director	March 14, 2008
Thomas A. Saunders, III

*	Director	March 14, 2008
Eileen R. Scott

*	Director	March 14, 2008
Thomas E. Whiddon

*	Director	March 14, 2008
Alan Wurtzel

*	Director	March 14, 2008
Dr. Carl P. Zeithaml

*
Kathleen Mallas, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as described in the index of exhibits to this registration statement.

By:	/s/ Kathleen Mallas
Kathleen Mallas
March 14, 2008

INDEX OF EXHIBITS

Exhibit Number	Description

23.1	Consent of KPMG LLP.
24.1	Powers of Attorney, attached as Exhibit 24.1 to the Registrant’s post-effective amendment to Registration Statement on Form S-8 (Registration No. 333-126286) filed on March 13, 2008.